UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

Lorillard, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road

Greensboro, North Carolina 27408-7018

(Address of principal executive offices, including zip code)

(336) 335-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Current Report on Form 8-K is filed in connection with the Agreement and Plan of Merger, dated as of July 15, 2014 (the “Merger Agreement”), by and among Lorillard, Inc. (the “Company”), Reynolds American Inc., a North Carolina corporation (“RAI”) and Lantern Acquisition Co., a Delaware corporation and wholly owned subsidiary of RAI, pursuant to which, subject to the satisfaction or waiver of certain conditions, the Company will become a wholly owned subsidiary of RAI.

Memorandum of Understanding and Supplemental Disclosures

As previously disclosed in the registration statement on Form S-4 of RAI, that was declared effective on December 22, 2014 (the “registration statement”), and the definitive joint proxy statement/prospectus that RAI and the Company filed with the Securities and Exchange Commission on December 22, 2014 (the “joint proxy statement/prospectus”), the Company, the members of the Company board of directors, RAI and British American Tobacco p.l.c. have been named as defendants in putative class action lawsuits brought in the Delaware Court of Chancery by shareholders of the Company challenging the proposed merger with RAI (the “Delaware Actions”). The complaints generally allege, among other things, that the members of the Company board of directors breached their fiduciary duties to shareholders of the Company by authorizing the proposed merger of the Company with RAI. The complaints also allege that RAI and BAT aided and abetted the breaches of fiduciary duty allegedly committed by the members of the Company board of directors. On November 25, 2014, the court granted a motion for consolidation of the lawsuits into a single action captioned In re Lorillard, Inc. Stockholders Litigation, C.A. No. 9904-CB and appointment of lead plaintiffs and lead counsel. On December 11, 2014, lead plaintiffs filed a motion for a preliminary injunction and a motion to expedite. Plaintiffs filed their opening brief in support of their motion for a preliminary injunction on January 9, 2015.

The Company and RAI believe that these lawsuits are without merit and that no further disclosure is required to supplement the joint proxy statement/prospectus under applicable laws; however, to eliminate the burden, expense and uncertainties inherent in such litigation, on January 15, 2015, the defendants entered into a memorandum of understanding (the “Memorandum of Understanding”) regarding the settlement of the Delaware Actions. The Memorandum of Understanding outlines the terms of the parties’ agreement in principle to settle and release all claims which were or could have been asserted in the Delaware Actions. In consideration for such settlement and release, the parties to the Delaware Actions have agreed, among other things, that the Company and RAI will make certain supplemental disclosures to the joint proxy statement/prospectus, all of which are set forth below. The Memorandum of Understanding contemplates that the parties will negotiate in good faith to agree upon a stipulation of settlement to be submitted to the court for approval as soon as practicable. The stipulation of settlement will be subject to customary conditions, including approval by the court, which will consider the fairness, reasonableness and adequacy of such settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, or if the transactions contemplated by the Merger Agreement are not consummated for any reason, the proposed settlement will be of no force and effect.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

In connection with the settlement of the Delaware Actions, the Company and RAI have agreed to make these supplemental disclosures to the joint proxy statement/prospectus. This supplemental information should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the joint proxy statement/prospectus.

1.	The section of the joint proxy statement/prospectus entitled “RAI Proposal I: Approval of the Lorillard Share Issuance, RAI Proposal II: Approval of the BAT Share Issuance and Lorillard Proposal I: Adoption of the Merger Agreement—Background of the Merger” is hereby supplemented as follows:

A.	The following sentence is hereby inserted immediately before the second to last sentence in the third full paragraph on page 91 (such paragraph beginning with “On December 17, 2012, . . .”) of the joint proxy statement/prospectus:

“As part of this discussion, the representatives of Centerview and Barclays also discussed with the Lorillard board of directors their preliminary views on Lorillard’s strategic alternatives to a potential transaction with RAI, including operating as an independent company or a potential transaction with the universe of other potential strategic partners for Lorillard (which universe included two U.S. and four international large-cap tobacco companies).”

B.	The second to last sentence in the third full paragraph on page 91 (such paragraph beginning with “On December 17, 2012, . . .”) of the joint proxy statement/prospectus is hereby amended and restated to read as follows:

“In connection with these discussions, representatives of Centerview and Barclays observed that, if the Lorillard board of directors were to evaluate further its various strategic alternatives, consideration could be given to the possibility that Imperial (with whom Lorillard had not previously engaged in material discussions regarding a potential acquisition of Lorillard by Imperial) might potentially be interested in a transaction with Lorillard as an alternate to any stand-alone plan of RAI or Lorillard.”

C.	The following sentences are hereby inserted immediately before the second to last sentence in the third full paragraph on page 96 (such paragraph beginning with “On December 20, 2013, . . .”) of the joint proxy statement/prospectus:

“In that connection, members of the Lorillard board of directors also discussed (and, until March 13, 2014, continued to discuss from time to time) the leadership and governance of the combined company, including that, if Lorillard shareholders were to have a significant continuing equity ownership in the combined company, Lorillard needed to have appropriate representation on the board of directors of the combined company and the leadership team of the combined company needed to include a significant number of Lorillard’s senior management based on Lorillard’s operational success. As part of these discussions, members of the Lorillard board of directors observed that, in the context of a transaction of this type, Lorillard would likely have to implement incentives to be able to retain its key personnel.”

D.	The third sentence in the last paragraph beginning on page 96 and continuing onto page 97 (such paragraph beginning with “On January 9, 2014, . . .”) of the joint proxy statement/prospectus is hereby amended and restated to read as follows:

“In addition, representatives of Centerview discussed with the Lorillard board of directors their preliminary views on Lorillard’s strategic alternatives to the proposed transaction with RAI, including operating as an independent company or a sale of some or all of Lorillard to, a potential other merger transaction with, or an asset acquisition by Lorillard from, the universe of other potential strategic partners for Lorillard (which universe included two U.S. and four international large-cap tobacco companies and one international mid-cap tobacco company), none of whom was, given, among other things, each such potential partner’s perceived then-current priorities, strategies and/or regulatory profile, viewed at the time as a likely candidate for any such transaction, particularly in light of Imperial’s decision to participate in discussions and execute a memorandum of understanding with RAI to acquire various assets from RAI and Lorillard in connection with the possible combination of RAI and Lorillard.”

E.	The fifth sentence in the first full paragraph on page 105 (such paragraph beginning with “On May 15, 2014, . . .”) of the joint proxy statement/prospectus is hereby amended and restated to read as follows:

“In addition, representatives of Centerview discussed with the Lorillard board of directors their preliminary views on Lorillard’s strategic alternatives to the proposed transaction with RAI, including operating as an independent company, or a sale of some or all of Lorillard to, a potential other merger transaction with, or an asset acquisition by Lorillard from, the universe of other potential strategic partners for Lorillard (which universe included two U.S. and four international large-cap tobacco companies and one international mid-cap tobacco company), none of whom was, given, among other things, each such potential partner’s perceived then-current priorities, strategies and/or regulatory profile, viewed at the time as a likely candidate for any such transaction, particularly in light of Imperial’s desire to participate as a divestiture partner.”

F.	The second to last sentence in the first full paragraph on page 105 (such paragraph beginning with “On May 15, 2014, . . .”) of the joint proxy statement/prospectus is hereby amended and restated to read as follows:

“Mr. Kessler also informed the Lorillard board of directors that Lorillard would re-involve Barclays (which had not been involved since the abandonment by Lorillard of the initial discussions with RAI in February 2013 due to a rebalancing of the Barclays team covering Lorillard) to assist Centerview in the process of evaluating RAI’s May 10, 2014 proposal.”

G.	The second to last sentence in the third full paragraph on page 106 (such paragraph beginning with “Later on May 21, 2014, . . .”) of the joint proxy statement/prospectus is hereby amended and restated to read as follows:

“As part of those discussions and further discussions between representatives of Centerview and Credit Suisse, it was confirmed that while the then-current memorandum of understanding did not preclude Imperial from considering an acquisition of all of Lorillard (as opposed to the proposed asset divestiture), Imperial was not interested in doing so (the possibility of an acquisition of all of Lorillard by Imperial had not been discussed between the parties since the receipt by Lorillard of RAI’s May 10, 2014 proposal).”

H.	The fourth and fifth sentences in the fifth full paragraph on page 107 (such paragraph beginning with “On June 12, 2014, . . .”) of the joint proxy statement/prospectus are hereby amended and restated to read as follows:

“As part of this discussion, the representatives of Centerview and Barclays also provided an analysis of the proposed asset divestiture to Imperial, including that, as had been initially communicated to them by RAI, the proposed purchase price of $7.1 billion was, before the exact parameters of the divestiture package were finalized and agreed, preliminarily estimated to represent an approximately 8.0x multiple of the estimated 2013 earnings before interest, taxes, depreciation and amortization of the divestiture assets. In addition, representatives of Centerview and Barclays also reviewed possible strategic alternatives for Lorillard to the proposed transaction with RAI, including operating as an independent company, or a sale of Lorillard to, or a potential other merger transaction with, the universe of other potential strategic partners for Lorillard (which universe included two U.S. and four international large-cap tobacco companies) and, with the assistance of Simpson Thacher, the potential merits and detriments of reaching out to such other potential acquirors or merger partners for Lorillard. In that connection, the Lorillard board of directors, with the assistance of Centerview and Barclays, considered such universe of competitive bidders in the tobacco industry and noted that, at the time, given, among other things, each such potential partner’s perceived then current priorities, strategies and/or regulatory profile there appeared to be no viable likely competitive bidder for Lorillard other than RAI and that, although there had been significant speculation in press and analyst reports following the Alphaville report on March 3, 2014 and CNBC’s televised report on April 29, 2014, Lorillard had not received any offer concerning such an alternative acquisition or merger transaction.”

I.	The following sentences are hereby inserted immediately after the second sentence in the last paragraph beginning on page 109 and continuing onto page 110 (such paragraph beginning with “Also on July 10, 2014, . . .”) of the joint proxy statement/prospectus:

“Representatives of Centerview and Barclays discussed with the Lorillard board of directors their perspectives of Lorillard’s business and market position on a stand-alone basis. As part of this discussion, Centerview and Barclays observed that the strong growth of Lorillard’s e-cigarette business should disproportionately benefit Lorillard due to the larger size of its e-cigarette business relative to its other brands and products and that Lorillard’s “e-vapor” brand blu was seen as a material contributor to top-line growth for Lorillard (but that benefits to margin were assumed to remain negligible due to Lorillard’s continued investment in building the brand). In that connection, representatives of Centerview and Barclays also noted the leading position of Lorillard’s “e-vapor” brand blu among competitors in aided brand awareness (with aided brand awareness of 50% in 2011 and 86% in 2013).”

J.	The second to last and last sentences in the last paragraph beginning on page 109 and continuing onto page 110 (such paragraph beginning with “Also on July 10, 2014, . . .”) of the joint proxy statement/prospectus are hereby amended and restated to read as follows:

“Centerview and Barclays noted that this analysis (which was shown for illustrative purposes only and was not expected to be (and was not) part of the financial analyses utilized by either firm for purposes of its respective fairness opinion) resulted in illustrative implied discounted hypothetical future per share values that were within a range of $53.05 to $66.76 per share during the projected period and therefore in all fifteen cases lower than the per share value of Lorillard implied by RAI’s July 9, 2014 proposal. Representatives of Centerview and Barclays also noted, however, that Lorillard’s price to earnings multiple as of July 9, 2014 (based on Lorillard’s then-current share price), which was significantly higher than the range of illustrative price to earnings multiples utilized in this analysis due to the significant market speculations regarding the proposed transaction, generated illustrative implied discounted hypothetical future per share values which were within a range of $68.56 to $75.29 per share during the projected period and in two cases higher than the per share value of Lorillard implied by RAI’s July 9, 2014 proposal.”

K.	The following sentence is hereby inserted immediately after the first sentence in the third full paragraph on page 113 (such paragraph beginning with “Representatives of Barclays and Centerview . . .”) of the joint proxy statement/prospectus:

“Based on RAI’s offer, taking into account the financial projections prepared by Lorillard’s and RAI’s management (including the approximately $800 million annual run-rate cost synergies projected by RAI) and assuming, among other things, the proposed transaction was completed on June 30, 2015, Centerview and Barclays estimated that the proposed transaction could be accretive to RAI’s earnings in the first full year following the consummation of the proposed transaction, with double-digit accretion (on a percentage basis) in 2017 and 2018.”

2.	The section of the joint proxy statement/prospectus entitled “RAI Proposal I: Approval of the Lorillard Share Issuance, RAI Proposal II: Approval of the BAT Share Issuance and Lorillard Proposal I: Adoption of the Merger Agreement—Opinions of Lorillard’s Financial Advisors—Summary of the Financial Analyses of Lorillard’s Financial Advisors” is hereby supplemented as follows:

A.	The table on page 144 of the joint proxy statement/prospectus is hereby amended and restated as follows:

	Fiscal Year Ending December 31,
	H2 2014E(1)	2015E	2016E	2017E	2018E
	(dollars in millions)
Net Operating Profit After Tax(1)	$655	$1,454	$1,531	$1,621	$1,699
Depreciation and Amortization(2)	$26	$53	$55	$56	$58
Capital Expenditures(2)	$(39)	$(78)	$(78)	$(78)	$(78)
Change in Net Working Capital and Other Cash Flows(2)	$43	$18	$38	$23	$23
Projected After-Tax Unlevered Free Cash-Flow of Lorillard(1)	$685	$1,447	$1,545	$1,622	$1,701

(1)	Calculated by Lorillard’s financial advisors taking into account Lorillard’s management projections.
(2)	Lorillard’s management projections, except for H2 2014E data.

B.	The second sentence in the fifth full paragraph on page 144 (such paragraph beginning with “The residual value of Lorillard . . .”) of the joint proxy statement/prospectus is hereby amended and restated to read as follows:

“The after-tax unlevered free cash flows and terminal values were discounted to June 30, 2014, using after-tax discount rates ranging from 6.5% to 8.0%, which were selected by Lorillard’s financial advisors based on two analyses of Lorillard’s estimated weighted average cost of capital (which resulted in discount rates of 7.3% and 6.6%) and their experience and judgment as financial advisors.”

Supplemental Disclosures by RAI

As previously disclosed in the registration statement and the joint proxy statement/prospectus, RAI, the members of the RAI board of directors and BAT have been named as defendants in a putative class action lawsuit brought in a North Carolina state court (the “North Carolina Action”) on behalf of a purported class of RAI shareholders seeking to enjoin the proposed merger with the Company. In connection with its entering into a memorandum of understanding regarding a partial settlement of the North Carolina Action, RAI has made certain supplemental disclosures to the joint proxy statement/prospectus, all of which are set forth in a Current Report on Form 8-K that RAI will file with the U.S. Securities and Exchange Commission on or about January 20, 2015.

Update on Regulatory Approvals Required for the Merger

On December 31, 2014, both the Company and RAI certified substantial compliance with the Request for Additional Information and Documentary Material of the Federal Trade Commission (“FTC”) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with RAI’s pending acquisition of the Company. The Company and RAI continue to cooperate fully and engage in discussions with the FTC as it conducts its review of the proposed acquisition and divestiture. In order to facilitate the FTC process and enhance mutual cooperation, the Company and RAI have also entered into a timing agreement with the FTC, pursuant to which the Company and RAI agreed to extend for a limited period of time the normal 30 day waiting period after substantial compliance before consummating the acquisition and the divestiture. As of the date hereof, it is not possible to definitively estimate the closing date for the merger because the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to the Company’s and RAI’s obligations to complete the merger; however, the Company and RAI expect the merger to close in the first half of 2015. Due to the required governmental approvals and other conditions to the merger, no assurance can be given as to when, or if, the merger will be completed. Though an end date of July 15, 2015, has been set for the closing of the merger, this end date will automatically be extended by six months if, on July 15, 2015, the only conditions under the merger agreement that have not been satisfied or waived relate to antitrust regulatory matters.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Lorillard, Inc. (“Lorillard”) concerning the proposed transaction involving Reynolds American Inc. (“Reynolds American”) and Lorillard (the “transaction”) and other future events and their potential effects on Lorillard, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Lorillard’s management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. Those factors include, without limitation: the ability to obtain the approval of the transaction by Lorillard’s stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected synergies resulting from the transaction in the amounts or in the timeframe anticipated; the ability to integrate Lorillard’s businesses into those of Reynolds American’s in a timely and cost-efficient manner; the impact of regulatory initiatives, including the regulation of cigarettes and electronic cigarettes and a possible ban or regulation of the use of menthol in cigarettes by the Food and Drug Administration, and compliance with governmental regulations; the outcome of pending or future litigation; health concerns, claims, regulations and other restrictions relating to the use of tobacco products and exposure to environmental tobacco smoke; the effect on pricing and consumption rates of legislation, including actual and potential federal and state excise tax increases, and tobacco litigation settlements; continued intense competition from other cigarette and electronic cigarette manufacturers; the continuing decline in volume in the domestic cigarette industry; changes in the price, quality or quantity of tobacco leaf and other raw materials available for use in Lorillard’s cigarettes; reliance on a limited number of suppliers for certain raw materials; and other risks and uncertainties, including those detailed from time to time in Lorillard’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), including Lorillard’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. Risk Factors” of Lorillard’s 2013 Annual Report on Form 10-K, which was filed with the SEC on February 21, 2014 for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect Lorillard’s actual results. The forward-looking statements in this report are qualified by these risk factors. Each statement speaks only as of the date of this report (or any earlier date indicated in this report) and Lorillard undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

This report may be deemed to be solicitation material in respect of the proposed transaction involving Lorillard and Reynolds American. In connection with the proposed transaction, Reynolds American filed with the SEC a registration statement on Form S-4 that includes a definitive joint proxy statement/prospectus of Reynolds American and Lorillard, which Lorillard filed with the SEC on December 22, 2014. The registration statement was declared effective by the SEC on December 22, 2014. Lorillard and Reynolds mailed the definitive joint proxy statement/prospectus to the respective shareholders in connection with the proposed transaction on or about December 22, 2014. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LORILLARD, REYNOLDS AMERICAN, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders are able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Lorillard and Reynolds American through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the definitive joint proxy statement/prospectus and other documents filed by Lorillard with the SEC by contacting Robert Bannon, CFA, Director of Investor Relations, at investorrelations@lortobco.com or by calling (336) 335-7000.

Lorillard and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Lorillard’s stockholders in respect of the proposed transaction that is described in the definitive joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Lorillard’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Lorillard is set forth in Lorillard’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Proxy Statement on Schedule 14A, dated April 4, 2014, which are filed with the SEC. Additional information regarding the interests of Lorillard’s directors and executive officers in the proposed transaction, which may be different than those of Lorillard’s stockholders generally, is contained in the definitive joint proxy statement/prospectus that Lorillard filed with the SEC on December 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.

By:	/s/ Ronald S. Milstein
Ronald S. Milstein
Executive Vice President, Legal and External Affairs, General Counsel and Secretary

Dated: January 20, 2015